UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2026

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 298-9800

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	WRLD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On April 10, 2026, R. Chad Prashad informed World Acceptance Corporation (the “Company”) of his resignation from his positions as President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective April 10, 2026, in order to pursue other opportunities. Mr. Prashad’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Mr. Prashad have agreed that Mr. Prashad’s resignation will be treated as a termination by the Company without cause (other than in connection with a change in control) for all purposes under his employment agreement and related equity award agreements with the Company.

In connection with his departure from the Company, Mr. Prashad and the Company entered into a separation agreement and general release (the “Separation Agreement”) with an effective separation date of April 10, 2026 (the “separation date”).  Consistent with the requirements of Mr. Prashad’s employment agreement for a termination by the Company without cause and the Company’s customary practices, under the Separation Agreement Mr. Prashad is entitled to receive the following: (i) a lump sum payment of his accrued base salary, vacation pay, and expenses, as well as vested benefits under any Company benefit plans or programs, through the separation date; (ii) severance pay in the amount of $1,260,000, payable over 24 months; (iii) accelerated vesting of his outstanding stock options and equity incentive awards that are subject solely to time-based vesting; (iv) payments under the Company’s Supplemental Income Plan; (v) a lump sum payment equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage and (vi) title to his Company car and a mobile phone.  Stock options (both time-based and performance-based) that are vested on Mr. Prashad’s separation date will be exercisable for one year following the separation date, or until their expiration date if shorter.

The Separation Agreement includes customary waiver and release provisions in favor of the Company, as well as non-competition, confidentiality, and non-disparagement covenants. In addition, certain payments and benefits due to Mr. Prashad under the Separation Agreement are subject to recovery by the Company in accordance with the Company’s compensation Clawback Policy and also upon the occurrence of certain specified events.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer

Until a permanent successor to Mr. Prashad is appointed, the Board has appointed Janet L. Matricciani as Interim President and Chief Executive Officer, effective April 13, 2026.

Ms. Matricciani, age 58, has served as a business consultant since January 2018 through JLM Consulting LLC.  She also served as President and Chief Operating Officer of AHP Servicing LLC, a mortgage loan product and servicing company, from April 2022 until March 2023.  Prior to that time Ms. Matricciani was employed with the Company as President and Chief Executive Officer from 2015 until 2018 and also served as a director and as Chief Operating Officer of the Company from 2014 to 2015.  From 2010 to 2013, Ms. Matricciani served as the Chief Executive Officer of Antenna International, a leading creator of handheld audio, multimedia and virtual tours for museums, cultural and historic sites, and tourist attractions. From 2008 to 2010, Ms. Matricciani served as senior vice president of corporate development for K12 Inc., a technology-based education company. From 2005 to 2007, Ms. Matricciani served as executive vice president for Countrywide Financial Corporation. From 2001 to 2005, Ms. Matricciani served in various executive-level roles for Capital One Financial Corporation. Earlier in her career, Ms. Matricciani worked as a consultant for McKinsey & Company, and Monitor Company.   Ms. Matricciani holds Bachelor of Arts and Master of Arts Degrees in Engineering from Trinity College at Cambridge University and a Master of Business Administration Degree from the Wharton School of Business at the University of Pennsylvania.  There are no transactions in which Ms. Matricciani has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Matricciani has no family relationship with any other director or other executive officer of the Company.

Ms. Matricciani has entered into an employment agreement, dated April 13, 2026 (the “Employment Agreement”) in connection with her service as Interim President and Chief Executive Officer.  Under the terms of the Employment Agreement, Ms. Matricciani will be receive a salary of $83,333 per month 12 months, a $350,000 signing bonus and a stock grant of 7,095 shares based on the closing price of the Company’s common stock on April 13, 2026 of $140.95, which shall vest in 12 equal monthly installments during the term of her Employment Agreement.  She will also be entitled to the same benefits as the Company’s other executive officers, other than a car allowance and participation in the Company’s Supplemental Executive Retirement Plan.  The Employment Agreement has a twelve-month term and is terminable by either party.  In the event the Employment Agreement is terminated by the Company without cause prior to the end of the twelve-month term, Ms. Matricciani will be eligible to receive continued payment of the balance of her unpaid salary up through the end of the twelve-month term of the Employment Agreement.  Under the terms of the Employment Agreement, the Company is also required to provide Ms. Matricciani with an indemnification agreement and cover her under its D&O insurance to the same extent it indemnifies its other executive officers for matters arising out of her service as Interim President and Chief Executive Officer.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The press release announcing Ms. Matricciani’s appointment as Interim President and Chief Executive Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

Board Size

Upon Mr Prashad’s departure from the Board, the Board reduced the size of the Board from seven to six directors, as permitted by the Company’s bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated April 13, 2026, by and between R. Chad Prashad and World Acceptance Corporation

10.2	Employment Agreement, dated April 13, 2026, by and between Janet L. Matricciani and World Acceptances Corporation

99.1	Press Release, dated April 13, 2026, announcing the resignation of President and Chief Executive Officer and appointment of interim President and Chief Executive Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

Date: April 14, 2026	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive VP, Chief Financial & Strategy Officer and Treasurer